                                                                   EXHIBIT 10.44

                          INDEMNIFICATION AGREEMENT



          This Indemnification Agreement (this "Agreement") is made and entered into this 22 day of December, 1998, by and among James L. Bildner and Nancy J. Bildner (James L. Bildner together with Nancy J. Bildner being referred to collectively as "the Indemnitors," and each singly as an "Indemnitor") and Tier Technologies, Inc., a corporation organized under the laws of the State of California (the "Company").


                                  RECITALS


     A. Whereas, to evidence and secure a certain loan made by NationsBank, N.A. ("Lender") to the Indemnitors, the Indemnitors have executed and delivered to Lender the following documents:

          1. Promissory Note dated August 27, 1998, in the principal amount of Two Million Three Hundred Ten Thousand Dollars ($2,310,000) executed by the Indemnitors and payable to Lender (the "Note"); and

          2. Deed of Trust dated August 27, 1998, executed by James L. Bildner, encumbering that certain real property commonly referred to as Scenic Road 6 SW of Ocean, Carmel, California 93921 (the "Deed of Trust") (the Note and Deed of Trust being hereinafter collectively referred to as the "Loan Documents").

     B. Whereas, James L. Bildner currently serves as a director and officer of the Company.

     C. Whereas, in order to induce James L. Bildner to continue to serve as a member of the board of directors and/or as an officer of the Company, the Company has agreed to execute and deliver to Lender a Guaranty, by which the Company will guarantee to Lender the payment of certain indebtedness under the Loan Documents.

     D. Whereas, in the event of any default of the Indemnitors under the Loan Documents, the Guaranty grants to the Company the right to make payments of the indebtedness under the Loan Documents within a certain period from the date of the Company's receipt of notice of such default and thereby cure such default.

     E. Whereas, in order to induce the Company to execute and deliver the Guaranty to Lender, the Indemnitors have agreed to execute and deliver this Agreement to the Company.
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     THEREFORE, in consideration of the Recitals (which are hereby incorporated into and shall be deemed a part of this Agreement), of the agreements hereafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed by and among the parties hereto as follows:

     1.  Indemnity. The Indemnitors shall at all times indemnify the Company
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against, and hold the Company harmless from, any loss, claim, action, cause of action, liability, cost or expense, including without limitation attorneys' fees and expenses, which the Company may at any time sustain, incur, or be answerable for under the Guaranty and any renewal or extension thereof, including without limitation any payment of any part of the Note or other indebtedness under the Loan Documents which the Company may make from time to time to cure a default on the part of the Indemnitors.

     2.  Security.  The indemnification obligations of the Indemnitors
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under this Agreement shall be secured by a pledge of Tier Technologies, Inc.
Common Stock owned by James L. Bildner, which pledge shall be evidenced by a pledge agreement executed by James L. Bildner, upon such terms and conditions as are customary in security arrangements of a similar nature until the obligations secured thereby have been satisfied in full (the "Pledge Agreement"). James L. Bildner shall, promptly at the request of the Company, execute any additional documents or do any act reasonably required by the Company to cause the Pledge Agreement and all necessary instruments, to be recorded, registered and filed in such manner and in such places as may be required by law, and to take all such other action as may be required in order to make effective the security interest intended to be created in connection with the Pledge Agreement and with the priorities contemplated by it. Nothing herein shall be deemed to limit any of the terms or provisions of the Pledge Agreement or any other present or future agreement between the Company and the Indemnitors, and all of the Company's rights hereunder and thereunder shall be cumulative.

     3.  Joint and Several Responsibility.  The obligations of the Indemnitors
         --------------------------------
under this Agreement shall be joint and several.

     4.  Nonexclusivity.  The indemnification rights granted to the Company
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under this Agreement shall not be deemed exclusive of, or in limitation of, any other rights to which the Company may be entitled under applicable law, agreement, or otherwise, including without limitation any rights of subrogation.

     5.  Continuation of Indemnity.  All agreements and obligations of the
         -------------------------
Indemnitors contained in this Agreement shall continue in force so long as the Company

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shall be subject to any and all possible losses, claims, damages, expenses, costs, or liabilities under the Guaranty, regardless of whether any Indemnitor is serving as a director, officer, employee or agent of the Company.

     6.  Amendments. Neither this Agreement nor any of its provisions may be
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changed, amended, modified, waived or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

     7.  Successors and Assigns.  The rights granted to the Company under this
         ----------------------
Agreement shall inure to the benefit of the Company, its successors and assigns, and this Agreement shall be binding upon the Indemnitors and their personal representatives, heirs, executors, administrators and beneficiaries.

     8.  Severability.  In the event that any one or more of the provisions
         ------------
contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the other provisions of the Agreement shall not be affected, and the Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

     9.  Governing Law. This Agreement shall be deemed to have been entered into
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in, and pursuant to the laws of, the State of California, and shall in all respects be governed by and construed in accordance with the laws of the State of California, exclusive of its rules governing choice of law and conflict of laws, and with applicable laws of the United States of America.

     10. Time of Essence.  Time is of the essence in the performance of all the
         ---------------
terms of this Agreement.

     11. Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original, and all together but one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.


                                               /s/ James L. Bildner
                                           _______________________________
                                                   James L. Bildner


                                               /s/ Nancy J. Bildner
                                           ________________________________
                                                   Nancy J. Bildner


                                           TIER TECHNOLOGIES, INC.,
                                           a California corporation


                                           By: /s/ George K. Ross
                                              _____________________________


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